Exhibit 10.3

NOVARAY MEDICAL, INC.

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of October 27, 2009 by and between NovaRay Medical, Inc., a Delaware corporation (the “Company”), and the Purchasers (as defined in that certain Series B Convertible Participating Preferred Stock and Warrant Purchase Agreement dated as of October 27, 2009, which is herein referred to as the “Purchase Agreement”).

R E C I T A L S

A. The Company, through its Board of Directors, has decided to authorize and issue a new series of stock to be designated Series B Preferred Stock of the Company (“Series B Preferred Stock”).

B. The Company, through its Board of Directors, has decided to offer each Purchaser the right to exchange one (1) whole share of Series A-1 Preferred Stock of the Company (“Series A-1 Preferred Stock”) for 1.78 shares of Series B Preferred Stock and one (1) whole share of Common Stock of the Company (“Common Stock”) for 0.178 shares of Series B Preferred Stock subject to the terms and conditions set forth below.

C. The rights of the Series B Preferred Stock shall be as set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of the Company.

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

A G R E E M E N T

1. Exchange of Series A-1 Preferred Stock and Common Stock for Series B Preferred Stock. Subject to the terms and conditions hereof, Purchaser and the Company hereby agree that contemporaneously with the closing under the Purchase Agreement, to exchange up to the number of shares of Series A-1 Preferred Stock held by the Purchaser as of the date hereof multiplied by the Purchase Ratio (as defined below) and up to the number of shares of Common Stock held by the Purchaser as of the date hereof multiplied by the Purchase Ratio, as follows: for every one (1) whole share of Series A-1 Preferred Stock, 1.78 shares of Series B Preferred Stock, and for every one (1) whole share of Common Stock, 0.178 shares of Series B Preferred Stock. For purposes hereof, the Purchase Ratio shall equal the actual dollar amount invested by a Purchaser pursuant to the Purchase Agreement divided by the Maximum Series B Investment Amount set forth in the first Column of Exhibit A attached hereto. No fractional shares of Series B Preferred Stock shall be issued. The initial Closing under this Agreement (the “Initial Closing”) shall take place on or about October 27, 2009 (the “Initial Closing Date”). Each subsequent Closing under this Agreement (each, a “Subsequent Closing”) shall take place upon the mutual agreement of the Company and the Purchasers participating in such Subsequent Closing, but in no event later than forty-five (45) days from the Initial Closing Date (each, a “Subsequent Closing Date”). The Initial Closing Date and each Subsequent Closing Date are sometimes referred to in this Agreement as the “Closing Date”.

2. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that (a) the shares of Series B Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, and (b) this Agreement has been duly authorized, executed and delivered by the Company, and this Agreement constitutes the valid and legally binding obligation of the Company.

3. Investment Representations.

3.1 This Agreement is made in reliance upon the Purchaser’s representation to the Company, which by acceptance hereof the Purchaser hereby confirms, that the shares of Series B Preferred Stock to be received by the Purchaser will be acquired for investment for the own account of the Purchaser, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of the property of the Purchaser shall at all times be within the control of the Purchaser.

3.2 The Purchaser understands that the Series B Preferred Stock is not registered under the Securities Act of 1933, as amended (the “1933 Act”), on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) and 3(a)(9) thereof, and that the Company’s reliance on such exemption is predicated on the Purchaser’s representations set forth herein. The Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring shares of the Series B Preferred Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser does not have any such intention.

3.3 The Purchaser understands that the Series B Preferred Stock may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Series B Preferred Stock or an available exemption from registration under the 1933 Act, the Series B Preferred Stock must be held indefinitely. In particular, the Purchaser is aware that the Series B Preferred Stock may not be sold pursuant to Rule 144 (“Rule 144”) or Rule 701 (collectively, the “Rules”) promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. The Purchaser represents that, in the absence of an effective registration statement covering the Series B Preferred Stock, the Purchaser will sell, transfer, or otherwise dispose of the Series B Preferred Stock only in a manner consistent with the representations set forth herein and then only in accordance with the provisions of Section 3.4 hereof.

3.4 The Purchaser agrees that in no event will the Purchaser make a transfer or disposition of any of the Series B Preferred Stock (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Purchaser or transferee, the Purchaser shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a “no action” letter from the Securities and Exchange Commission (the “SEC”) to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto. The Company will not require such a legal opinion or “no action” letter in any transaction in compliance with Rule 144.

3.5 The Purchaser either (A) is an “accredited investor” within the meaning of Rule 501 of Regulation D, promulgated under the 1933 Act, as presently in effect, or (B) (i) certifies that such Purchaser is not a “U.S. person” within the meaning of Rule 902 of Regulation S, promulgated under the 1933 Act (“Regulation S”), as presently in effect, and that such Purchaser is not acquiring the Series B Preferred Stock for the account or benefit of any such U.S. person, (ii) agrees to resell the Series B Preferred Stock only in accordance with the provisions of such Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to the Series B Preferred Stock unless in compliance with the 1933 Act, (iii) agrees that any certificates for any securities issued to such Purchaser shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of such Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration and that hedging transactions involving such Series B Preferred Stock may not be conducted unless in compliance with the 1933 Act, (iv) agrees that the Company is hereby required to refuse to register any transfer of any securities issued to such Purchaser not made in accordance with the provisions of such Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration.

4. Miscellaneous

4.1 Counterparts Signature; Facsimile Delivery. This Agreement may be executed in any number of counterparts and delivered by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.2 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

4.4 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.5 Notice. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the office of the Company at 39655 Eureka Drive, Newark, California 94560, and any notice to be given to Purchaser shall be addressed to the Purchaser at the address given by Purchaser beneath the signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

4.6 Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, “Purchaser” as used in this Agreement shall include Purchaser’s executor, administrator or other legal representative or the person or persons to whom Purchaser’s rights pass by will or the applicable laws of descent and distribution.

4.7 California Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

IN WITNESS WHEREOF, the parties hereto have duly executed this Exchange Agreement as of the date first above written.

NOVARAY MEDICAL, INC. a Delaware corporation		PURCHASERS:

By:	/s/ Marc C. Whyte	By:	/s/ Adam Benowitz
	Marc C. Whyte		Adam Benowitz
	Chief Executive Officer	Address:	20 W 55th Street, 5th floor
New York, New York 10019

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